Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:
Jerry Wong
Chief Financial Officer
Versant Corporation
1-800-VERSANT
510-789-1500

Versant Announces Record Quarterly Net Income of $1.4 Million

Quarterly revenues from continuing operations grow 21% from last year
Record diluted EPS of $1.20 for fiscal year 2006

Fremont, California, December 5, 2006 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its financial results for the fourth fiscal quarter and year ended October 31, 2006.

For the quarter, Versant reported revenues of $4.6 million from its continuing operations, compared to $3.8 million for the comparable period last year, representing an increase of approximately 21%. Net income for the quarter was $1.4 million and diluted net income per share was $0.38, compared to net income of $0.5 million and net income per share of $0.14 for the comparable period last year.

Versant also reported an increase in cash and cash equivalents of approximately $0.9 million during the quarter, resulting in a cash and cash equivalents balance of approximately $8.2 million as of October 31, 2006.

The Company closed a significant transaction with a US customer totaling $1.2 million in license revenues during the quarter.

“This record quarter concludes a record fiscal year for Versant. With net income of $4.3 million, fiscal year 2006 represents by far the most profitable year since the Company’s Initial Public Offering in 1996”, said Jochen Witte, CEO of Versant Corporation.

“We are forecasting higher license and maintenance revenues and lower consulting revenues for fiscal 2007, resulting in comparable total revenues to fiscal 2006. As net income for fiscal year 2006 contained a one-time gain of approximately $0.5 million from the sale of Versant’s WebSphere consulting business, we believe that income from continuing operations before taxes provides a more meaningful basis for comparing the Company’s performance in future periods.  We anticipate income from continuing operations before taxes of between $4.4 million and $4.6 million for fiscal year 2007, representing growth of 10% to 15% when compared to income from continuing operations before taxes of $4.0 million in fiscal year 2006”, added Mr. Witte.

www.versant.com

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Sagem, the US Government, and Financial Times.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release regarding our updated guidance regarding our expected revenue levels and anticipated range of income from continuing operations before taxes for fiscal year 2007, our anticipated growth in income from continuing operations in fiscal year 2007, and our forecast of higher license and maintenance revenues and lower consulting revenues in fiscal year 2007. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance and involve significant risks and uncertainties.  There are many important factors that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These factors, risks and uncertainties include, without limitation: our inability to achieve revenue expectations or projected net income levels as a result of delays in the sales cycle for our products and services or failures to close key sales transactions; changing market demands or perceptions of our products and technologies; the fact that our results of operations are highly dependent on sales of our Versant Object Database product; the possibility that the amount of future contingent earn-out payments from the sale of our WebSphere consulting practice assets will fall below our estimates; the risk that the amount and timing of revenue from a multi-year maintenance agreement with a key European customer will not meet our current expectations; the performance of our resellers; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; potential reductions in the prices we charge for our products and services due to competitive conditions; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; and the Company’s ability to successfully manage its costs and operations and maintain adequate working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-KSB for the year ending October 31, 2005 and its Quarterly Reports on Form 10-Q for the quarters ending January 31, April 30, 2006 and July 31, 2006 and its reports on Form 8-K.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Tuesday, December 5, 2006
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US:	1-800-936-9754
International:	1-973-935-2048
Conference ID:	8173254
Internet Simulcast*:	http://viavid.net/dce.aspx?sid=000038F5

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (510) 789-1577.

A replay of the conference call will be available until December 12, 2006

Replay number US: 1-877-519-4471
International Replay number: 1-973-341-3080
Replay Pass Code**:	8173254

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$8,231	$3,958
Trade accounts receivable, net of allowance for doubtful account of $62 and $114 at October 31, 2006 and October 31, 2005, respectively	2,885	2,529
Other current assets	782	744
Total current assets	11,898	7,231

Property and equipment, net	385	489
Goodwill	6,720	6,720
Intangible assets, net	1,196	1,512
Other assets	62	294
Total assets	$20,261	$16,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$154	$779
Accrued liabilities	2,363	2,667
Deferred revenues	3,083	2,779
Deferred rent	99	136
Total current liabilities	5,699	6,361

Long-term restructuring accrual	—	448
Deferred revenues	742	184
Long-term capital lease obligations	28	30
Deferred rent	—	98
Variable interest entity liability	—	137
Total liabilities	6,469	7,258

Stockholders’ equity:
Common stock, no par value	95,089	94,755
Deferred stock-based compensation	—	(44)
Other comprehensive income, net	521	396
Accumulated deficit	(81,818)	(86,119)
Total stockholders’ equity	13,792	8,988
Total liabilities and stockholders’ equity	$20,261	$16,246

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	October 31,	October 31,	October 31,	October 31,
	2006	2005	2006	2005
Revenues:
License	$2,277	$2,056	$8,469	$8,828
Maintenance	1,906	1,660	6,726	6,305
Professional services	402	86	1,550	613
Total revenues	4,585	3,802	16,745	15,746

Cost of revenues:
License	108	111	313	274
Amortization of intangible assets	79	79	315	671
Maintenance	384	354	1,442	1,456
Professional services	311	118	1,021	870
Total cost of revenues	882	662	3,091	3,271

Gross profit	3,703	3,140	13,654	12,475

Operating expenses:
Sales and marketing	681	990	3,062	5,803
Research and development	853	873	3,147	3,925
General and administrative	928	1,109	3,712	4,647
Impairment of goodwill and intangibles	—	—	—	12,913
Restructuring	—	138	218	638
Total operating expenses	2,462	3,110	10,139	27,926

Income (loss) from operations	1,241	30	3,515	(15,451)
Outside shareholders’ income from VIE	—	320	138	320
Other income, net	118	35	208	197
Gain on disposal of Variable Interest Entity	—	—	131	—
Income (loss) from continuing operations before taxes	1,359	385	3,992	(14,934)
Net provision (benefit) for income taxes	115	(31)	390	37
Net income (loss) from continuing operations	$1,244	$416	$3,602	$(14,971)
Gain from sale of discontinued operations, net of income taxes	—	—	468	—
Net income from discontinued operations, net of income taxes	118	96	231	417
Net income (loss)	$1,362	$512	$4,301	$(14,554)

Basic income (loss) per share:
Net income (loss) from continuing operations attributable to common shareholders	$0.35	$0.12	$1.01	$(4.23)
Earnings from discontinued operations, net of income tax	$0.03	$0.02	$0.19	$0.12
Net income (loss) attributable to common shareholders	$0.38	$0.14	$1.20	$(4.11)

Diluted income (loss) per share:
Net income (loss) from continuing operations attributable to common shareholders	$0.35	$0.12	$1.01	$(4.23)
Earnings from discontinued operations, net of income tax	$0.03	$0.02	$0.19	$0.12
Net income (loss) attributable to common shareholders	$0.38	$0.14	$1.20	$(4.11)

Shares used in per share calculation:
Basic	3,586	3,554	3,577	3,539
Diluted	3,617	3,555	3,584	3,539

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$7	$6	$39	$27
Sales and marketing	10	2	41	12
Research and development	21	10	79	44
General and administrative	17	3	77	13
Total	$55	$21	$236	$96